Exhibit 99.1

News Release

Kimco Realty® Announces First Quarter 2024 Results

– Strong Growth and Leasing Activity –

– Successful Execution on RPT Realty Acquisition –

– Board Declares Quarterly Dividend –

– Updates 2024 Outlook –

JERICHO, New York, May 2, 2024 - Kimco Realty® (NYSE: KIM), a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the first quarter ended March 31, 2024. For the three months ended March 31, 2024 and 2023, Kimco Realty’s net (loss)/income available to the company’s common shareholders per diluted share was ($0.03) and $0.46, respectively.

First Quarter Highlights

●	Produced Funds From Operations* (FFO) of $0.39 per diluted share.

●	Generated 3.9% growth in Same Property Net Operating Income* (NOI) over the same period a year ago.

●	Achieved pro-rata portfolio occupancy of 96.0% with pro-rata anchor and small shop occupancy at 97.8% and 91.5%, respectively.

●	Leased 4.0 million square feet, generating blended pro-rata rent spreads on comparable spaces, including renewals and options, of 10.2%.

●	Generated pro-rata cash rent spreads of 35.5% for new leases on comparable spaces, including two former Bed Bath & Beyond leases with a blended, pro-rata rent increase of 36%.

●	Completed the $2.3 billion acquisition of RPT Realty (“RPT”) on January 2, 2024.

●	Disposed of ten former RPT properties for an aggregate price of $248 million, which resulted in the company achieving its 2024 disposition target for former RPT properties.

"Our first quarter results surpassed our initial expectations and showcase the robust demand that continues to permeate our open-air, grocery-anchored shopping center portfolio, supported by the exceptional performance of our dedicated team of associates," stated Conor Flynn, CEO of Kimco. "We are thrilled with the successful acquisition of RPT and the swift divestment of ten former properties that did not align with our long-term ownership strategy. Additionally, we achieved four million square feet of leasing with double-digit rent spreads and strong growth in same property NOI. As a result, we are excited to capitalize on this momentum and update our full-year outlook, as we remain committed to maximizing shareholder value.”

*Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

i

Financial Results

The company reported a net loss available to common shareholders of ($18.9) million, or ($0.03) per diluted share, for the first quarter of 2024. This compares to net income available to common shareholders (“Net income”) of $283.5 million, or $0.46 per diluted share, for the first quarter of 2023. The year-over-year change is primarily attributable to:

●	$194.1 million one-time special dividend received from Albertsons Companies, Inc. (NYSE: ACI) in the first quarter of 2023 that did not reoccur in 2024.

●	$41.2 million increase in provision for income taxes, mainly due to tax gains associated with the sale of ACI common stock during 2024 and 2023.

●	$40.4 million less gains on sales of properties, net of impairments in 2024.

●	$25.2 million in merger charges related to the acquisition of RPT.

●

Other notable year-over-year changes, which were mainly attributable to the acquisition of RPT, include $60.6 million growth in consolidated revenues from rental properties, partially offset by increases of $5.9 million in real estate taxes and $10.5 million in operating and maintenance expenses as well as $28.4 million in higher depreciation and amortization.

FFO was $261.8 million, or $0.39 per diluted share, for the first quarter of 2024 and includes RPT-related merger charges of $25.2 million, or $0.04 per diluted share. FFO was $238.1 million, or $0.39 per diluted share, for the first quarter 2023. The company excludes from FFO all realized or unrealized marketable securities gains and losses as well as gains and losses from the sales of certain real estate assets, depreciation and amortization related to real estate, profit participations from other investments, and other items considered incidental to the company’s business.

Operating Results

●

Signed 583 leases totaling 4.0 million square feet, generating blended pro-rata rent spreads on comparable spaces of 10.2%, with pro-rata cash rent spreads for new leases up 35.5% and renewals and options growing 7.8%.

●

Pro-rata portfolio occupancy ended the quarter at 96.0%, an increase of 20 basis points year-over-year and down 20 basis points sequentially. The acquisition of RPT and the vacating of four Rite Aid leases reduced occupancy by 14 basis points and 10 basis points, respectively.

●

Pro-rata small shop occupancy ended the quarter at 91.5%, an increase of 80 basis points year-over-year while down 20 basis points sequentially. The acquisition of RPT resulted in a 40-basis-point reduction in small shop occupancy, representing additional potential for leasing upside.

●

Reported a 330-basis-point spread between leased (reported) occupancy versus economic occupancy at the end of the first quarter, representing approximately $63 million in anticipated future annual base rent.

●	Generated 3.9% growth in Same Property NOI over the same period a year ago, primarily driven by a 2.8% increase in minimum rent.

Investment & Disposition Activities

●

Disposed of ten former RPT properties for an aggregate price of $248 million, which totaled 2.1 million square feet of gross leasable area, as previously announced. As part of these sales, Kimco Realty opportunistically invested approximately $67 million in eight of these properties under its Structured Investment program. The company expects to earn a 10% blended return on these investments.

●	Completed a $9.0 million structured investment in a shopping center owned by a third party, as previously announced.

Capital Market Activities

●

Repaid unsecured notes in the principal amount of $246.9 million at 4.45% and $400.0 million at 2.70% during the first quarter. The company has no remaining unsecured debt and only $11.8 million of secured debt maturing for the remainder of 2024.

●

Sold remaining 14.2 million shares of ACI common stock at a net price of $21.05 per share, resulting in $299.1 million of net proceeds, as previously announced. The company recorded a provision for income taxes of $71.8 million on the taxable gain from the sale of the shares during the first quarter.

●

The company ended the quarter with $2.0 billion of immediate liquidity, including $1.9 billion available on its $2.0 billion unsecured revolving credit facility and over $135 million of cash and cash equivalents.

Dividend Declarations

●	Kimco Realty’s board of directors declared a quarterly cash dividend on common shares of $0.24 per share, payable on June 20, 2024, to shareholders of record on June 6, 2024.

●

The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on July 15, 2024, to shareholders of record on July 1, 2024.

2024 Full Year Outlook

The company has updated 2024 guidance for Net income and FFO per diluted share as follows:

	Current *	Previous*
Net income:	$0.40 to $0.44	$0.47 to $0.51
FFO:	$1.56 to $1.60	$1.54 to $1.58

*Includes ($0.04) of RPT merger-related charges.

The company has also updated the assumptions that support its full year outlook for Net income and FFO in the following table (Pro-rata share; dollars in millions):

	1Q 2024	Current Assumptions	Prior Assumptions
Dispositions: ● Cap rate (blended)	$248 ● 8.50%	$350 to $450 ● 8.25% to 8.75%	$350 to $450 ● 8.25% to 8.75%
Total acquisitions & structured investments combined: ● Cap rate (blended)	$76 ● 10.0%	$300 to $350 ● 7.0% to 8.0%	$300 to $350 ● 7.0% to 8.0%
Same Property NOI growth (inclusive of RPT)	3.9%	2.25% to 3.0%	1.5% to 2.5%
Credit loss as a % of total pro-rata rental revenues	(0.62%)	(0.75%) to (1.00%)	(0.75%) to (1.00%)
RPT-related non-cash GAAP income (above & below market rents and straight-line rents )	$1	$4 to $5	No material impact
RPT-related cost saving synergies included in G&A	Only showing full year impact	$34 to $35	$30 to $34
Lease termination income	$1	$1 to $3	$1 to $3
Interest income – Other income (attributable to cash on balance sheet)	$9	$10 to $12	$2 to $4
Capital expenditures (tenant improvements, landlord work and leasing commissions)	$44	$225 to $275	$225 to $275

Conference Call Information

When:	8:30 AM ET, May 2, 2024
Live Webcast:	1Q24 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com (replay available through July 31, 2024)
Dial #:	1-888-317-6003 (International: 1-412-317-6061). Passcode: 2629713

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 60 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of March 31, 2024, the company owned interests in 569 U.S. shopping centers and mixed-use assets comprising 101 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets; (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) the Company’s failure to realize the expected benefits of the merger with RPT Realty (the “RPT Merger”), (xii) significant transaction costs and/or unknown or inestimable liabilities related to the RPT Merger, (xiii) the risk of litigation, including shareholder litigation, in connection with the RPT Merger, including any resulting expense, (xiv) the ability to successfully integrate the operations of the Company and RPT and the risk that such integration may be more difficult, time-consuming or costly than expected, (xv) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company, (xvi) effects relating to the RPT Merger on relationships with tenants, employees, joint venture partners and third parties, (xvii) the possibility that, if the Company does not achieve the perceived benefits of the RPT Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xviii) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xix) collectability of mortgage and other financing receivables, (xx) impairment charges, (xxi) criminal cybersecurity attacks disruption, data loss or other security incidents and breaches, (xxii) risks related to artificial intelligence, (xxiii) impact of natural disasters and weather and climate-related events, (xxiv) pandemics or other health crises, such as the coronavirus disease 2019 (“COVID-19”), (xxv) our ability to attract, retain and motivate key personnel, (xxvi) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xxvii) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxviii) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxix) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxx) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxxi) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the Securities and Exchange Commission (“SEC”).

###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets:
Real estate, net of accumulated depreciation and amortization of $3,973,210 and $3,842,869, respectively	$16,626,386	$15,094,925
Investments in and advances to real estate joint ventures	1,516,851	1,087,804
Other investments	156,171	144,089
Cash and cash equivalents	136,767	783,757
Marketable securities	2,737	330,057
Accounts and notes receivable, net	308,275	307,617
Operating lease right-of-use assets, net	132,712	128,258
Other assets	586,480	397,515
Total assets	$19,466,379	$18,274,022

Liabilities:
Notes payable, net	$7,242,570	$7,262,851
Mortgages payable, net	351,376	353,945
Accounts payable and accrued expenses	239,725	216,237
Dividends payable	6,722	5,308
Operating lease liabilities	122,308	109,985
Other liabilities	665,383	599,961
Total liabilities	8,628,084	8,548,287
Redeemable noncontrolling interests	70,439	72,277

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares; Issued and outstanding (in series) 21,216 and 19,367 shares, respectively; Aggregate liquidation preference $576,606 and $484,179 respectively	21	19
Common stock, $.01 par value, authorized 750,000,000 shares; issued and outstanding 674,117,917 and 619,871,237 shares, respectively	6,741	6,199
Paid-in capital	10,906,300	9,638,494
Cumulative distributions in excess of net income	(303,302)	(122,576)
Accumulated other comprehensive income	10,279	3,329
Total stockholders' equity	10,620,039	9,525,465
Noncontrolling interests	147,817	127,993
Total equity	10,767,856	9,653,458
Total liabilities and equity	$19,466,379	$18,274,022

v

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Revenues from rental properties, net	$498,905	$438,338
Management and other fee income	4,849	4,554
Total revenues	503,754	442,892
Operating expenses
Rent	(4,279)	(4,013)
Real estate taxes	(63,360)	(57,506)
Operating and maintenance	(85,774)	(75,242)
General and administrative	(36,298)	(34,749)
Impairment charges	(3,701)	(11,806)
Merger charges	(25,246)	-
Depreciation and amortization	(154,719)	(126,301)
Total operating expenses	(373,377)	(309,617)

Gain on sale of properties	318	39,206
Operating income	130,695	172,481

Other income/(expense)
Special dividend income	-	194,116
Other income, net	12,089	3,132
Loss on marketable securities, net	(27,686)	(10,144)
Interest expense	(74,565)	(61,306)
Income before income taxes, net, equity in income of joint ventures, net, and equity in income from other investments, net	40,533	298,279

Provision for income taxes, net	(72,010)	(30,829)
Equity in income of joint ventures, net	20,905	24,204
Equity in income of other investments, net	1,534	2,122

Net (loss)/income	(9,038)	293,776
Net income attributable to noncontrolling interests	(1,936)	(4,013)
Net (loss)/income attributable to the company	(10,974)	289,763
Preferred dividends, net	(7,942)	(6,251)
Net (loss)/income available to the company's common shareholders	$(18,916)	$283,512

Per common share:
Net (loss)/income available to the company's common shareholders: (1)
Basic	$(0.03)	$0.46
Diluted (2)	$(0.03)	$0.46
Weighted average shares:
Basic	670,118	616,489
Diluted	670,118	619,628

(1)	Adjusted for earnings attributable to participating securities of ($680) and ($1,766) for the three months ended March 31, 2024 and 2023, respectively.
(2)

Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an antidilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $0 and $1,118 for the three months ended March 31, 2024 and 2023, respectively.

Reconciliation of Net (Loss)/Income Available to the Company's Common Shareholders
to FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net (loss)/income available to the company's common shareholders	$(18,916)	$283,512
Gain on sale of properties	(318)	(39,206)
Gain on sale of joint venture properties	(53)	(7,710)
Depreciation and amortization - real estate related	153,462	125,278
Depreciation and amortization - real estate joint ventures	21,598	16,547
Impairment charges (including real estate joint ventures)	5,702	11,803
(Loss)/profit participation from other investments, net	(29)	31
Special dividend income	-	(194,116)
Loss on marketable securities/derivative, net	29,528	10,144
Provision for income taxes, net (2)	71,741	30,873
Noncontrolling interests (2)	(886)	931
FFO available to the company's common shareholders (4)	$261,829	$238,087

Weighted average shares outstanding for FFO calculations:
Basic	670,118	616,489
Units	3,284	2,555
Convertible preferred shares	4,265	-
Dilutive effect of equity awards	127	584
Diluted	677,794	619,628

FFO per common share - basic	$0.39	$0.39
FFO per common share - diluted (3)	$0.39	$0.39

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties, gains/(losses) on sales of marketable securities and derivatives, where applicable.
(3)

Reflects the potential impact of convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,443 and $584 for the three months ended March 31, 2024 and 2023, respectively. The effect of other certain convertible securities would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations.

(4)	Includes merger-related charges of $25.2 million ($0.04 per share on a diluted basis) for the three months March 31, 2024.

Reconciliation of Net (Loss)/ Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net (loss)/income available to the company's common shareholders	$(18,916)	$283,512
Adjustments:
Management and other fee income	(4,849)	(4,554)
General and administrative	36,298	34,749
Impairment charges	3,701	11,806
Merger charges	25,246	-
Depreciation and amortization	154,719	126,301
Gain on sale of properties	(318)	(39,206)
Special dividend income	-	(194,116)
Interest expense and other income, net	62,476	58,174
Loss on marketable securities, net	27,686	10,144
Provision for income taxes, net	72,010	30,829
Equity in income of other investments, net	(1,534)	(2,122)
Net income attributable to noncontrolling interests	1,936	4,013
Preferred dividends, net	7,942	6,251
RPT same property NOI (3)	610	39,678
Non same property net operating income	(14,856)	(14,390)
Non-operational expense from joint ventures, net	29,122	16,039
Same Property NOI	$381,273	$367,108

(1)

The company considers Same Property NOI as an important operating performance measure because it is frequently used by securities analysts and investors to measure only the net operating income of properties that have been owned by the company for the entire current and prior year reporting periods. It excludes properties under redevelopment, development and pending stabilization; properties are deemed stabilized at the earlier of (i) reaching 90% leased or (ii) one year following a project’s inclusion in operating real estate. Same Property NOI assists in eliminating disparities in net income due to the development, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's properties. The company’s method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

(2)	Amounts represent Kimco Realty's pro-rata share.
(3)

Amounts for the three months ended March 31, 2024 and March 31, 2023, represent the Same property NOI from RPT properties, not included in the Company's Net (loss)/income available to the Company's common shareholders.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2024
	Low	High
Net income available to the company's common shareholders	$0.40	$0.44

Gain on sale of properties	-	(0.03)

Gain on sale of joint venture properties	-	(0.01)

Depreciation & amortization - real estate related	0.88	0.91

Depreciation & amortization - real estate joint ventures	0.12	0.13

Impairment charges (including real estate joint ventures)	0.01	0.01

Gain on marketable securities, net	0.04	0.04

Provision for income taxes	0.11	0.11

FFO available to the company's common shareholders	$1.56	$1.60

Merger cost adjustment	0.04	0.04

FFO excluding merger costs	$1.60	$1.64

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.